Exhibit 4.4

EXECUTION COPY

AMERICAN RENAL HOLDINGS INC.

2005 EQUITY INCENTIVE PLAN

AMERICAN RENAL HOLDINGS INC.

2005 EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL

1.1                               NAME OF PLAN. The name of this Plan shall be the “American Renal Holdings Inc. 2005 Equity Incentive Plan,” which may be changed by amendment to the Plan from time to time.

1.2                               PURPOSE OF PLAN. The Plan is adopted to align the interests of the stockholders with employees of American Renal Holdings Inc. (the “Company”) and of any present or future parent or subsidiary of the Company (collectively, “Related Companies”) within the meaning of Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”), by providing opportunities (i) to purchase the common stock, par value $0.001 per share, of the Company (“Common Stock”) pursuant to options granted hereunder which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Code and options that do not qualify as ISOs (“Nonqualified Options”) and (ii) for the sale or issuance of Common Stock subject to restrictions (“Restricted Stock”) for such consideration as the Company shall determine. References herein to the Company shall include Related Companies unless the context otherwise requires. Both ISOs and Nonqualified Options may each be referred to hereafter individually as an “Option” and collectively as “Options.”

1.3                               ADMINISTRATION OF PLAN.

A.                                    Board or Committee Administration. The Plan shall be administered, subject to paragraph (C) of this Section (relating to compliance with Code Section 162(m)), by the compensation committee (the “Committee”) of the Board of Directors of the Company (the “Board”). Subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of persons eligible under Sections 2.1 and 3.1) Options shall be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in Sections 2.4 and 3.2; (iv) determine, with the consent of the Optionee to the extent otherwise required, whether and to what extent outstanding Options shall be canceled and new Options granted in substitution therefor covering the same or different numbers of shares of capital stock of the Company and having an exercise price per share that may be lower or higher than the exercise price per share of the canceled Options; (v) determine (subject to Sections 2.1 and 3.1) whether each Option granted shall be an ISO or a Nonqualified Option; (vi) determine (subject to the terms of this Plan) the time or times when each Option shall become vested and become exercisable and the duration of the exercise period; (vii) extend (subject to the terms of this Plan) the period during which outstanding Options may be exercised; (viii) determine (subject to the terms of this Plan) whether restrictions are to be imposed on shares subject to Options and the nature of such restrictions, if any; (ix) determine (subject to the terms of this Plan) to whom Restricted Stock will be sold or issued; (x) determine (subject to the terms of this Plan) the nature of the restrictions on shares of Restricted Stock; (xi) determine the issue price of Restricted Stock or whether Restricted Stock shall be issued without consideration (other than performance of services); and (xii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Nonqualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan, any Option or Restricted Stock granted under it, or any agreement related thereto shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Option or Restricted Stock granted under it, or any agreement related thereto.

B.                                    Committee Actions. The Committee members shall be elected by a majority vote of the Board and pursuant to the requirements of the Company’s bylaws and any stockholders agreement and shall serve until their successors shall have been elected and qualified; provided, however, that the Committee shall consist of two or more members of the Board who are ineligible for a grant of awards under the terms of the Plan. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts by a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee shall constitute the valid acts of the Committee. Subject to the Company’s bylaws and any stockholders agreement, from time to time the Board (in each instance, by a majority vote of the Board) may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

C.                                            Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Options and Restricted Stock granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Such action may include, in the Board’s discretion, some or all of the following (i) if the Board determines that Options or Restricted Stock granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Options and Restricted Stock to constitute Performance-Based Compensation, by a Committee consisting solely of two or more “outside directors” (as defined in applicable regulations promulgated under Section 162(m) of the Code), and (ii) Options and Restricted Stock granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Options (or the disposition of Common Stock acquired pursuant to such Options) and Restricted Stock to constitute Performance-Based Compensation.

1.4                               STOCK. The stock subject to the Plan shall be authorized but unissued shares of Common Stock of the Company. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan, including without limitation upon the exercise of any Option, is 887,000, subject to adjustment as provided in Section 7.1. To the extent any Option granted under the Plan is canceled, terminates, expires or lapses, any shares subject to such Option shall again be available for grants under the Plan.

1.5                               PARTICIPANT; PERSON. A Participant shall mean an individual receiving an award under this Plan or the party to which such award has been transferred consistent with the provisions of this Plan. A Person shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, or any other entity.

ARTICLE II

INCENTIVE STOCK OPTIONS

2.1                               ELIGIBILITY. ISOs may be granted only to employees of the Company or any Related Company. For purposes of granting ISOs under this Plan only to employees, “employee” shall have the meaning provided in Treas. Reg. § 1.421-7(h) or any successor provision regarding the determination of whether a person is an employee for purposes of granting or exercising ISOs. The granting of any ISO to any individual (the “Optionee”) shall neither entitle that individual to, nor disqualify such individual from, participation in any other grant of Options or Restricted Stock.

2.2                               OPTION DURATION. Subject to earlier termination as provided in Section 2.3 or in the agreement relating to such ISO, each ISO shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of ISOs generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company, as determined under Code Section 424(d). Subject to earlier termination as provided in Section 2.3, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Nonqualified Option pursuant to Section 2.12.

2.3                               EXERCISE OF ISO. Subject to the provisions of Section 2.5 and 2.6, each ISO granted under the Plan shall be exercisable as follows:

A.                                            Vesting. The ISO shall either be partially or fully vested on the date of grant or shall become vested thereafter in such installments and upon such events or conditions as the Committee may in its discretion specify in an agreement relating to such ISO.

B.                                            Full Vesting of Installments. Once an installment becomes vested it shall remain vested until expiration or termination of the ISO, unless otherwise specified by the Committee in an agreement relating to such ISO.

C.                                            Partial Exercise. After an ISO becomes exercisable, it may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares of Common Stock with respect to which it is then exercisable, subject to the limitations contained herein.

2.4                               EXERCISE PRICE. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall be not less than the fair market value of the Common Stock (as determined in Section 2.10) on the date of grant (subject to adjustment as provided in Section 7.1) or, in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company, as determined under Code Section 424(d), 110% of such fair market value.

2.5                               ASSIGNABILITY. No ISO shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution, and during the lifetime of an Optionee each ISO shall be exercisable only by the Optionee.

2.6                               GRANTING OF OPTIONS. ISO’s may be granted under the Plan at any time on or after December 1, 2005 and prior to November 30, 2015. The date of grant of an ISO under the Plan shall be the date specified by the Committee at the time it grants the ISO; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

2.7                               ANNUAL LIMITATIONS ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Nonqualified Options, and upon the exercise of any Option the Company shall issue separate share certificates to the Optionee with respect to shares acquired through the exercise of Options that are Nonqualified Options and Options that are ISOs.

2.8                               TERMS AND CONDITIONS OF ISOs. ISOs shall be evidenced by instruments (“Option Agreements”) in such forms (which need not be identical) as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options and provisions for immediate vesting upon grant or automatic acceleration of vesting under certain specified conditions. The Committee may specify such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

2.9                               MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the exercise price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option; provided, however, that such Common Stock must have been held by the Optionee for a period of at least six months, (c) at the discretion of the Committee, by delivery of the Optionee’s promissory note bearing interest payable not less than annually at the prime rate, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided below in Section 7.1 with respect to changes due to stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

2.10                        DETERMINATION OF FAIR MARKET VALUE. If the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the applicable date, and shall mean (i) the average (on such date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on such date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on such date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the prices or quotes discussed in the previous sentence are unavailable for the applicable date, the last business day for which such prices or quotes are available prior to the applicable date shall be used. If the Common Stock is not publicly traded at anytime it is necessary to determine “fair market value” then, “fair market value” shall be deemed to be the fair value of the Common Stock as determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

2.11                        ACCELERATION OF EXERCISABILITY. Any agreement with respect to ISOs granted hereunder may provide for automatic acceleration of exercisability of such ISOs under certain specified conditions. In addition, the Committee shall have the right to accelerate the date on which any installment of an ISO becomes exercisable; provided, however, that for purposes of this sentence the Committee shall not, without the consent of an Optionee, accelerate the permitted exercise date of any installment of any ISO (and not previously converted into a Nonqualified Option pursuant to Section 2.12) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 2.7.

2.12                        CONVERSION OF ISOs INTO NONQUALIFIED OPTIONS. Subject to the last paragraph in Section 7.1, without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(hX3) of the Code). The Committee, at the written request or with the written consent of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Nonqualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or a Related Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the written consent of the Optionee) may impose such conditions on the exercise of the resulting Nonqualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee’s ISOs converted into Nonqualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action and upon the exercise of any such Option, the Company shall issue separate share certificates to the Optionee with respect to shares acquired through the exercise of Options that are Nonqualified Options and Options that are ISOs.

2.13                        NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each Optionee agrees to notify the Company in writing immediately after such Optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and the treasury regulations thereunder) of any Common Stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition generally is any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

ARTICLE III

NONQUALIFIED OPTIONS

3.1                               ELIGIBILITY. Nonqualified Options may be granted to any employee, officer or director (but only if such director is also an employee) of the Company or any Related Company. The granting of any Nonqualified Option to any individual (collectively with ISO recipients, “Optionee”) shall neither entitle that individual to, nor disqualify such individual from, participation in any other grant of Options.

3.2                               EXERCISE PRICE. The exercise price per share specified in the agreement relating to each Nonqualified Option granted under the Plan shall be not less than the fair market value of the Common Stock (as determined in Section 2.10) on the date of grant (subject to adjustment as provided in Section 7.1).

3.3                               EXERCISE OF OPTION. Subject to the provisions of Sections 3.4 and 3.5, each Nonqualified Option granted under the Plan shall be exercisable in the same manner as ISOs as provided in Subsections 2.3(A), 2.3(B) and 2.3(C).

3.4                               ASSIGNABILITY. Nonqualified Options shall be transferable only to the extent set forth in the option agreement relating thereto or as otherwise permitted by the Committee in a subsequent writing.

3.5                               TERMS AND CONDITIONS OF OPTIONS. Nonqualified Options shall be evidenced by instruments (“Nonqualified Option Agreements”) in such forms (which need not be identical) as the Committee may from time to time approve. Such instruments may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Nonqualified Options and provisions for immediate vesting upon grant or automatic acceleration of vesting under certain specified conditions. The Committee may specify such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

3.6                               ACCELERATION OF EXERCISABILITY. Any agreement with respect to Nonqualified Options granted hereunder may provide for automatic acceleration of exercisability of such Nonqualified Option under certain specified conditions. In addition, the Committee shall have the right to accelerate the date on which any installment of any Nonqualified Option becomes exercisable.

ARTICLE IV

RESTRICTED STOCK

4.1                               RESTRICTED STOCK AWARDS. The Committee shall have authority to sell for such consideration as it may determine appropriate or issue for no consideration (other than performance of services) shares of Common Stock to any employee, officer or director (but only if such director is also an employee) of the Company or any Related Company in such amounts, and subject to any terms and conditions, including without limitation provisions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), as the Committee shall establish with respect to each such award. The terms of any Restricted Stock granted under this Article IV shall be set forth in a written agreement (the “Restricted Stock Agreement”) which shall contain provisions determined by the Committee and not inconsistent with this Plan. The provisions of Restricted Stock Agreements need not be the same for all Participants. Such provisions may, but are not required to include vesting and forfeiture restrictions.

4.2                               ISSUANCE OF RESTRICTED STOCK. As soon as practicable after the Committee determines to sell or issue Restricted Stock hereunder and the Company and the Participant have executed a Restricted Stock Agreement with respect thereto, the Company shall cause to be transferred on the books of the Company shares of Common Stock subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant. Unless the Committee otherwise determines, until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Company or its designee.

4.3                               STOCKHOLDER RIGHTS. Beginning on the date of the issuance of the Restricted Stock and subject to the Restricted Stock Agreement, the Participant shall become a stockholder of the Company with respect to all Common Stock subject to the Restricted Stock Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Common Stock and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock to which such dividends or distributions relates and shall, unless the Committee otherwise determines, be represented by book entry and held as prescribed in Section 4.2.

4.4                               RESTRICTIONS ON TRANSFERABILITY. None of the Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions, if any, applicable thereto.

4.5                               TERMS OF RESTRICTED STOCK. All Restricted Stock shall be subject to the Restricted Stock Agreement. The Committee, in its sole discretion, shall determine the length of any vesting period (which, may but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock. Notwithstanding anything contained in this Article IV to the contrary, the Committee may, in its sole discretion, waive vesting and any other conditions set forth in any Restricted Stock Agreement subject to terms and conditions as the Committee shall deem appropriate.

4.6                               DELIVERY OF CERTIFICATES UPON RELEASE OF RESTRICTIONS. Upon expiration or earlier termination of any vesting restrictions in the Restricted Stock Agreement without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee with respect to a particular sale or issuance of Restricted Stock, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of shares of Common Stock, which shares shall continue to be subject to any other restriction in the Restricted Stock Agreement as well as the restrictions described in this Plan in Articles V and VI and applicable restrictions under the securities laws.

ARTICLE V

TRANSFER RESTRICTIONS/REPURCHASE RIGHTS

5.1                               RESTRICTIONS ON SALE OR DISPOSITION. Restricted Stock and Common Stock issued upon the exercise of an Option (“Option Stock”) shall not be sold, assigned, pledged, hypothecated, or otherwise transferred, disposed of, or encumbered (in each case, a “Transfer”), except consistent with the provisions of this Article V and such other provisions as set forth by the Committee in the instrument evidencing such Option not otherwise inconsistent with this Plan. Any proposed Transfer that fails to comply with the provisions of this Article V and such other provisions as the Committee may establish shall be null and void and the Company shall not recognize the proposed transferee for any purpose whatsoever. Notwithstanding any provisions contained herein to the contrary, Restricted Stock may not be Transferred prior to the release or lapse of the restrictions, if any, applicable to such stock.

5.2                               WRITTEN NOTICE. If a Participant desires to Transfer any part or all of his Option Stock or Restricted Stock and receives a written bona fide offer to acquire all or any part of such shares, the Participant shall first give written notice to the Company. Such notice will be sufficient only if it contains the number of shares involved, the identity of the Person to which the Participant proposes to Transfer the stock, the price, terms and conditions of the proposed Transfer and a copy of the bona fide offer.

5.3                               OPTION TO PURCHASE. The Company shall thereupon have the option to purchase all, or any portion, of the Option Stock and Restricted Stock included in the notice at the price and in accordance with the terms and conditions stated in such notice; provided, further, the Company may assign its right to purchase all, or any portion, of such Option Stock and Restricted Stock to such Persons and in such amounts that it may determine. Such option shall be exercised by giving written notice of intent to exercise such right to the Participant within ninety (90) days after receiving the notice from the Participant. For purposes of this Article V an offer shall be considered bona fide only if consideration for the Option Stock and Restricted Stock is expressed in terms of cash or cash equivalents.

5.4                               FAILURE TO EXERCISE OPTION. If the Company fails to give written notice of its intent (or the intent of the Persons to whom it has assigned its rights) to exercise the option to purchase all, or any portion, of the Option Stock and Restricted Stock offered by the Participant pursuant to Section 5.2 within the requisite exercise period set forth in Section 5.3, the Participant may consummate the proposed transaction within thirty (30) days after expiration of the ninety day period set forth in Section 5.3 by transferring 100% of the shares which the Company (and its designated assigns) have failed to exercise options to acquire pursuant to Section 5.3 and at the price, terms, and conditions set forth in the notice. Promptly upon the consummation of any such transaction the Participant shall confirm in writing to the Company the terms of the consummated transaction, including the number of shares involved, the consideration received, and the name of the purchaser. The transferee shall take the shares subject to all provisions and conditions of this Plan, and as a condition precedent to the Transfer of such shares, the transferee shall agree in writing to be bound by all terms and provisions of this Plan as if he were the original Participant.

5.5                               FAILURE TO CONSUMMATE SALE WITHIN REQUISITE PERIOD. If the Participant does not sell or otherwise Transfer all shares which he is entitled to Transfer pursuant to Section 5.3 at the price, terms, and conditions set forth in the notice described in Section 5.2 within thirty (30) days after expiration of the ninety day period set forth in Section 5.3, then the Participant must again comply with the provisions of this Article V with respect to such shares.

5.6                               TERMS OF SALE. Unless otherwise agreed to in writing, the purchase of the Option Stock and Restricted Stock sold under this Article V to the Company (and its designated assigns) shall be at a price equal to the price set forth on the Participant’s notice to the Company of the bona fide offer and payable in all other respects on the terms and conditions specified in the Participant’s notice to the Company of the bona fide offer. In the absence of an agreement otherwise, the closing of any sale of Option Stock and Restricted Stock under this Article V shall occur within one hundred (100) days of the delivery of Participant’s notice to the Company. Such closing shall occur at the principal offices of the Company and on such business date as determined by the Company. At closing, the Participant shall transfer the appropriate amount of Option Stock and Restricted Stock to the Company (and its designated assigns) free and clear of all liens and encumbrances by delivering to the Company (and its designated assigns) the certificate or certificates representing the Option Stock and Restricted Stock being sold, duly endorsed for transfer and bearing any necessary evidences of the title of the Participant.

5.7                               EXCEPTIONS. The provisions of this Article V shall not apply to Transfers from the Participant to his or her Immediate Family, the trustees of a trust established for the exclusive benefit of any member or members of Participant’s Immediate Family or Transfers approved by the Committee; provided, however, that any such transferee shall become a party to and shall agree in writing to be bound by the terms of this Plan as if such transferee were the original Participant. For purposes of this Plan, a Participant’s Immediate Family means any ancestor, current spouse or lineal descendant (including by adoption) of such Participant.

5.8                               IPO. The provisions of this Article V shall not apply if any capital stock of the Company is publicly traded and listed on the Nasdaq National Market, a national securities exchange or an over-the-counter securities market. The Company shall be under no obligation to register the Option Stock or Restricted Stock under the Securities Act of 1933, as amended.

5.9                               RESTRICTED OPTION STOCK. The other provisions of this Article V notwithstanding, if Common Stock received upon the exercise of an Option is not vested (“Restricted Option Stock”) it may not be Transferred except as set forth in the Option Agreement or the Nonqualified Option Agreement granting such Option. Any transferee shall take the Restricted Option Stock subject to all provisions and conditions of this Plan, and as a condition precedent to the Transfer of such shares, the transferee shall agree in writing to be bound by all terms and provisions of this Plan including Section 6.5.

ARTICLE VI

REPURCHASE RIGHTS UPON TERMINATION

6.1                               OPTION TO PURCHASE OPTION STOCK AWARDED UNDER PLAN. Any provision in this Plan or the agreement evidencing an award under this Plan to the contrary notwithstanding, if the employment of the Participant is terminated for any reason including death, retirement, disability, resignation or termination with or without cause, the Company shall have the option to purchase all or any portion of the Option Stock and Restricted Stock owned by the Participant as of the date of such termination of employment (and any Option Stock subsequently acquired by the Participant or his assigns through Options owned on such termination date) that has not been forfeited as a result of such termination at the purchase price determined in this Article VI; provided, further, the Company may assign its rights to purchase all, or any portion, of such Option Stock and Restricted Stock to such Persons and in such amounts that it may determine. The provisions of this Article VI shall not apply if any capital stock of the Company is publicly traded and listed on the Nasdaq National Market, a national securities exchange or an over-the-counter securities market.

6.2                               WRITTEN NOTICE. Unless otherwise set forth in the agreement evidencing an award under this Plan, the Company may exercise the option granted to it pursuant to Section 6.1 above by giving written notice of its intent (or the intent of the Persons to whom it has assigned its rights) to exercise such right to the Participant (or his executor in the case of death) within one hundred twenty (120) days after termination of Participant’s employment with the Company.

6.3                               PURCHASE PRICE. Except as provided in Section 6.5 below, the purchase price of any Option Stock or Restricted Stock purchased under this Article VI shall be the fair market value thereof as determined in good faith by the Committee consistent with the provisions of Section 2.10 above, which determination shall be final and binding.

6.4                               PAYMENT. In the absence of an agreement otherwise, the closing of any sale of Option Stock and Restricted Stock under this Article VI shall occur no later than five (5) business days after the expiration of the exercise period set forth in Section 6.2. Such closing shall occur at the offices of the Company on such business date as determined by the Company. The purchase price shall be paid in cash or check at the closing by the Company (and its designated assigns). At closing, the Participant shall transfer the appropriate number of shares of Common Stock free and clear of all liens and encumbrances by delivering to the Company (and its designated assigns) the certificate or certificates representing the number of shares being purchased under this Article VI, duly endorsed (as appropriate) for transfer and bearing any necessary evidences of the title of the Participant, and such other instruments of transfer as the Company may reasonably request. If the Company fails to give written notice of its intent (or the intent of the Persons to whom it has assigned its rights) to exercise the right to purchase all of the Option Stock or Restricted Stock within the requisite exercise period set forth in Section 6.2, that number of shares which the Company (and its designated assigns) have failed to exercise options to acquire pursuant to Article VI shall be free of the restrictions imposed by this Article VI.

6.5                               RESTRICTED STOCK. The other provisions of this Article VI notwithstanding, if the employment of the Participant is terminated for any reason including death, retirement, disability, resignation or termination with or without cause, the Company shall have the option to purchase all or any portion of the Restricted Option Stock and unvested Restricted Stock granted to Participant for its per share exercise price as set forth in Sections 2.4 or 3.2 or it per share purchase price, if applicable; provided, further, the Company may assign its rights to purchase such stock to such Persons and in such amounts that it may determine.

ARTICLE VII

GENERAL PROVISIONS

7.1                               ADJUSTMENTS. Common Stock subject to the Plan pursuant to Section 1.4 and Options granted under this Plan shall be subject to adjustment as provided in this Section 7.1.

If the Company (i) pays a dividend in shares of the Company’s Common Stock to holders of the Company’s Common Stock; (ii) distributes shares of the Company’s Common Stock to holders of the Company’s Common Stock; (iii) subdivides the outstanding shares of the Company’s Common Stock into a greater number of shares of the Company’s Common Stock; or (iv) combines the outstanding shares of the Company’s Common Stock into a smaller number of the shares of the Company’s Common Stock, the number of shares and the purchase price per share subject to each Option shall be adjusted so that the holder of each Option thereafter exercised shall be entitled to receive the number of shares that such holder would have owned immediately following such action had the Option been exercised immediately prior to the action and the number of shares of Common Stock subject to the Plan pursuant to Section 1.4 (and the aggregate number of shares the Company is permitted to issue under the Plan including upon the exercise of Options) shall be adjusted to equal that number of shares which such shares would equal immediately after such action if such shares were outstanding immediately prior to such action. Any adjustment made pursuant to this paragraph shall be effective on the record date in the case of a dividend or distribution, and shall become effective on the effective date of a subdivision or combination.

If the Company is a party to any reorganization or reclassification of the Company’s stock, consolidation or merger with another company, or the sale of all or substantially all the Company’s assets to another company is effected in such a way that the holders of any class of the Company’s capital stock are entitled to receive stock, other securities, cash or other property with respect to or in exchange for shares of the Company’s stock, then in connection with such reorganization, reclassification, consolidation, merger or sale, adequate provision (as determined by the Committee in its sole discretion) shall be made such that each holder of an Option shall have the right to receive an option or other replacement security (as determined by the Committee in its sole discretion) upon the basis and terms specified in this Plan and in the Option Agreement or Nonqualified Option Agreement and in lieu of the shares purchasable upon exercise of the Option such shares of stock, other securities, cash or other property as would have been issuable or payable with respect to or in exchange for that number of the Company’s shares equal to the number of shares of such stock immediately theretofore purchasable or receivable upon exercise of the Option had such reorganization, reclassification, consolidation, merger or sale not occurred. In every instance, appropriate provisions shall be made with respect to the holders of Options so that the provisions hereof shall be applicable in relation to any shares of stock, others securities, cash or other property deliverable upon exercise of the Option.

Notwithstanding the foregoing, any adjustments made pursuant to the foregoing with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would not constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would not cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders it shall refrain from making such adjustments.

7.2                               WITHHOLDING OF INCOME TAXES. Upon the exercise of a Nonqualified Option, the transfer of a Nonqualified Stock Option, the making of a Disqualifying Disposition or the grant, vesting or transfer of Options or Option Stock acquired under the Plan or the making of a distribution or other payment with respect to Option Stock or the granting, sale or vesting of Restricted Stock, the Company may withhold an appropriate amount of taxes due with respect to any amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option; (ii) the transfer of Restricted Stock or (iii) the transfer of a Nonqualified Stock Option, on the Participant’s making satisfactory arrangement for such withholding. Such arrangement may include payment by the Participant in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the Participant’s delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon the exercise of an Option shares having an aggregate fair market value equal to the amount of such withholding taxes. Any determination made with respect to taxes including the amount of compensation includible in the Participant’s income shall be made by the Committee, which determination shall be final and binding on the Participant.

7.3                               GOVERNMENTAL REGULATIONS. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise Options or receive Restricted Stock pursuant to the Plan, and the Company may be required to file tax information returns reporting the income received by Optionees in connection with the Plan.

7.4                               OTHER AGREEMENTS. Upon request of the Company, and as a condition to the exercise of an Option or the release by the Company of any Restricted Stock, the Participant (or transferee thereof) shall be deemed to have agreed to execute and agree to be bound by the terms of any stockholders’ agreement, lock-up agreement, or similar instrument affecting the rights and obligations of stockholders applicable to holders of 5% or more of the issued and outstanding Common Stock of the Company, on a fully diluted basis.

ARTICLE VIII

MISCELLANEOUS

8.1                               ENTIRE PLAN; AMENDMENT. This document evidences the entire American Renal Holding Inc. 2005 Equity Incentive Plan. In the event of a conflict between the Plan document and any written or oral information concerning the Plan, terms of the Plan shall be controlling. This Plan may not be altered or amended orally. Any alteration or amendment to the Plan shall be effective only when reduced to writing and duly approved by the Company’s Board and stockholders (when stockholder approval is required under the Plan).

8.2                               GOVERNING LAW; SUBMISSION TO JURISDICTION. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware. All disputes between or among any Participant, any Person holding or claiming to hold any award under the Plan, the Company (or any Related Company), and any other Person having a dispute under the Plan or with respect to any award under the Plan shall be solely and finally settled by the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any award granted under the Plan (including any Option Agreement, Nonqualified Option Agreement and Restricted Stock Agreement) shall be final. Each Person referred to in this Section 8.2 hereby irrevocably consents to the exclusive personal jurisdiction of the courts of the State of Virginia with respect to matters arising out of or related to the Committee’s determinations made hereunder, and with respect to matters, if any, related to the Plan or award under the plan (including any Option Agreement, Nonqualified Option Agreement and Restricted Stock Agreement) not required to be determined by the Committee.

8.3                               SEVERABILITY. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and such Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

Originally adopted by the Board of Directors as of December 16, 2005.

Originally approved by the Stockholders as of December 16, 2005.